Exhibit 99.1

EverQuote Announces Fourth Quarter and Full Year 2019 Financial Results

•	Fourth Quarter Revenue Increased 86% Year-Over-Year to $73.8 Million

•	Fourth Quarter Variable Marketing Margin Increased 113% Year-Over-Year to $21.8 Million

•	Full Year 2019 Revenue Increased 52% Year-Over-Year to $248.8 Million

•	Full Year 2019 Variable Marketing Margin Increased 59% Year-Over-Year to $73.3 Million

•	Full Year 2019 Net Loss of $7.1 million

•	Full Year 2019 Adjusted EBITDA of $8.3 Million

CAMBRIDGE, Mass., February 24, 2020 — EverQuote, Inc. (NASDAQ: EVER)(“EverQuote” or “the Company”), a leading online insurance marketplace, today announced financial results for the fourth quarter and full year ended December 31, 2019.

“We are pleased to report strong fourth quarter results across all of our key financial metrics - delivering year-over-year revenue growth of 86% in the fourth quarter, and 52% for the full year,” said Seth Birnbaum, CEO and Co-Founder of EverQuote. “We delivered growth across all of our verticals, and we continue to scale the business with fourth quarter variable marketing margin up 113% year-over-year. We are executing across our key growth levers and investing in the business to capitalize on our large and expanding market opportunity.

“2019 was a record year that exceeded our expectations across the board, and I am extremely proud of the strong results generated by our talented and dedicated team. During the year, we launched our renters, health and commercial insurance verticals. We continue to make excellent progress on our mission to be the largest source of online insurance policies in the world and are bullish on the long-term prospects for our business. We achieved Adjusted EBITDA profitability for the full year 2019 and believe we have set the stage for continued growth and profitability in 2020 and beyond,” concluded Mr. Birnbaum.

Fourth Quarter 2019 Financial Highlights:

(All comparisons are relative to the fourth quarter of 2018):

•	Total revenue of $73.8 million, an increase of 86% driven by strength in consumer quote request volume and more favorable monetization.

•	Automotive insurance vertical revenue of $60.2 million, an increase of 78%.

•	Revenue from our other insurance verticals, which includes home and renters, life, commercial and health insurance, increased 130% to $13.6 million.

•	Variable Marketing Margin of $21.8 million, an increase of 113%.

•	GAAP net loss of $0.9 million, compared to a GAAP net loss of $6.9 million.

•	Adjusted EBITDA of $4.2 million, compared to Adjusted EBITDA of $(3.5) million.

•

The Company reached a preliminary settlement of class action securities litigation related to Company’s initial public offering. The Company recorded a charge of $1.2 million for the settlement amount, net of insurance coverage, which is not included in the calculation of Adjusted EBITDA.

Fourth Quarter 2019 Business Highlights:

•	The Company’s distribution growth and traffic optimization initiatives led to a 79% year-over-year increase in quote requests.

•	EverQuote added 22 new technology integrations, which improve the consumer shopping experience.

Full Year 2019 Financial Highlights:

(All comparisons are relative to the full year of 2018):

•	Total revenue of $248.8 million, an increase of 52% driven by strength in converting consumer arrivals to the marketplace into quote requests.

•	Automotive insurance vertical revenue of $212.3 million, an increase of 50%.

•	Revenue from our other insurance verticals, which includes home and renters, life, commercial and health insurance, increased 65% to $36.5 million.

•	Variable Marketing Margin of $73.3 million, an increase of 59%.

•	GAAP net loss of $7.1 million, compared to a GAAP net loss of $13.8 million.

•	Adjusted EBITDA of $8.3 million, compared to Adjusted EBITDA of ($5.5) million.

Full Year 2019 Business Highlights:

•	The Company launched renters, health and commercial verticals.

•	The Company’s distribution growth and traffic optimization led to a 56% growth in quote request volume over the prior year.

•	EverQuote welcomed several senior leaders to help scale our business and drive operational efficiencies.

First Quarter and Full-Year 2020 Guidance:

EverQuote anticipates Revenue, Variable Marketing Margin and Adjusted EBITDA to be in the following ranges:

First quarter 2020:

•	Revenue of $77.0 - $79.0 million.

•	Variable Marketing Margin of $22.0 - $23.5 million.

•	Adjusted EBITDA in the range of $2.0 - $3.5 million.

Full year 2020:

•	Revenue of $315.0 - $325.0 million.

•	Variable Marketing Margin of $92.0 - $98.0 million.

•	Adjusted EBITDA in the range of $10.0 - $15.0 million.

With respect to the Company’s expectations under “First Quarter and Full Year 2020 Guidance” above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income (loss) in this press release because the Company does not provide guidance for stock-based compensation expense, depreciation and amortization expense, legal settlement interest income and expense, and the provision for (benefit from) income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income (loss). In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Insurance Industry Study – Secular Shift of Insurance Online

The Company today also published a study analyzing the secular shift of the insurance industry, based on a survey of more than 140 insurance marketing executives and a series of in-depth interviews conducted by Stax, Inc., a global strategy consulting firm. The study estimates that the insurance industry spent $146 billion in 2019 on commissions and customer acquisition resources and is in the early stages of undergoing a sizeable shift in favor of online channels and digital offerings. As a leading online insurance marketplace, the Company believes that it is well-positioned to scale and expand alongside its carrier and agency partners as it supports their ongoing transition to online marketing and sales. The study is available on the “Investors” portion of our website.

Conference Call and Webcast Information

EverQuote will host a conference call and live webcast to discuss its fourth quarter and full year 2019 financial results and outlook at 4:30 p.m. Eastern Time today, February 24, 2020. To access the conference call, dial (877) 273-5005 for the U.S. or Canada, or (647) 689-5410 for international callers and provide conference ID 6495447. The webcast will be available live on the Investors section of the Company’s website at https://investors.everquote.com.

An audio replay of the call will also be available to investors beginning at approximately 6:30 p.m. Eastern Time on February 24, 2020, until 11:59 p.m. Eastern Time on March 2, 2020, by dialing (800) 585-8367 for the U.S. or Canada, or (416) 621-4642 for international callers, and entering passcode 6495447. In addition, an archived webcast will be available on the Investors section of the Company’s website at: https://investors.everquote.com.

Safe Harbor Statement

Any statements in this press release about future expectations, plans and prospects for EverQuote, Inc. (“EverQuote” or the “Company”), including statements about future results of operations or the future financial position of the Company, including financial targets, business strategy, plans and objectives for future operations and other statements containing the words “anticipates,” “believes,” “expects,” “plans,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: (1) the Company’s ability to attract and retain consumers and insurance providers using the Company’s marketplace; (2) the Company’s ability to maintain or increase the amount providers spend per quote request; (3) the effectiveness of the Company’s growth strategies and its ability to effectively manage growth; (4) the Company’s ability to maintain and build its brand; (5) the Company’s reliance on its third-party service providers; (6) the Company’s ability to develop new and enhanced products and services to attract and retain consumers and insurance providers, and the Company’s ability to successfully monetize them; (7) the impact of competition in the Company’s industry and innovation by the Company’s competitors; (8) the Company’s expected use of proceeds from its initial public offering; (9) the Company’s expectations regarding the insurance industry and the transition to online marketing; and (10) other factors discussed in the “Risk Factors” section of the Company’s most recent Quarterly Report on Form 10-Q, which is on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

About EverQuote

EverQuote operates a leading online insurance marketplace in the U.S., connecting consumers with insurance providers. The company’s data & technology platform matches and connects consumers seeking to purchase insurance with relevant options from the company’s broad direct network of insurance providers, saving consumers and providers time and money. EverQuote was founded with the vision to empower customers to better protect life’s most important assets—their family, property, and future.

EVERQUOTE, INC.

STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands except per share data)
Revenue	$73,799	$39,779	$248,811	$163,349

Cost and operating expenses(1):
Cost of revenue	4,681	3,075	15,903	11,678
Sales and marketing	59,331	35,638	202,689	140,743
Research and development	5,529	4,255	20,214	14,173
General and administrative	4,186	3,925	16,827	10,667
Legal settlement	1,227	—	1,227	—

Total cost and operating expenses	74,954	46,893	256,860	177,261

Loss from operations	(1,155)	(7,114)	(8,049)	(13,912)
Other income (expense):
Interest income (expense), net	133	189	669	121
Other income	88	—	263	—

Total other income (expense), net	221	189	932	121

Net loss	(934)	(6,925)	(7,117)	(13,791)
Accretion of redeemable convertible preferred stock to redemption value	—	—	—	(37,415)

Net loss attributable to common stockholders	$(934)	$(6,925)	$(7,117)	$(51,206)

Net loss per share attributable to common stockholders, basic and diluted	$(0.04)	$(0.28)	$(0.28)	$(3.03)

Weighted average common shares outstanding, basic and diluted	26,240	25,038	25,759	16,922

(1)	Amounts include stock-based compensation expense, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands)
Cost of revenue	$54	$13	$193	$42
Sales and marketing	1,129	678	3,805	1,955
Research and development	1,053	861	3,967	2,011
General and administrative	1,228	1,693	4,756	3,113

	$3,464	$3,245	$12,721	$7,121

EVERQUOTE, INC.

BALANCE SHEET DATA

	December 31,
	2019	2018
	(in thousands)
Cash and cash equivalents	$46,054	$41,634
Working capital	46,944	39,185
Total assets	91,221	65,746
Total liabilities	39,451	22,562
Total stockholders’ equity	51,770	43,184

EVERQUOTE, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2019	2018
	(in thousands)
Cash flows from operating activities:
Net loss	$(7,117)	$(13,791)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,186	1,341
Loss on disposal of equipment	98	—
Stock-based compensation expense	12,721	7,121
Noncash interest expense	—	14
Provision for bad debt	478	—
Deferred rent	(135)	337
Changes in operating assets and liabilities:
Accounts receivable	(15,232)	(2,766)
Prepaid expenses and other current assets	(5,609)	(863)
Other assets	(1)	—
Accounts payable	6,837	4,932
Accrued expenses and other current liabilities	10,126	1,324
Deferred revenue	61	454

Net cash provided by (used in) operating activities	4,413	(1,897)

Cash flows from investing activities:
Acquisition of property and equipment, including costs capitalized for development of internal-use software	(2,975)	(3,668)

Net cash used in investing activities	(2,975)	(3,668)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	52,313
Proceeds from exercise of stock options	2,982	861
Proceeds from borrowings on line of credit	—	22,729
Repayments of borrowings on line of credit	—	(24,729)
Repayments of term loan	—	(2,625)
Payments of initial public offering costs	—	(3,713)

Net cash provided by financing activities	2,982	44,836

Net increase in cash, cash equivalents and restricted cash	4,420	39,271
Cash, cash equivalents and restricted cash at beginning of period	41,884	2,613

Cash, cash equivalents and restricted cash at end of period	$46,304	$41,884

EVERQUOTE, INC.

FINANCIAL AND OPERATING METRICS

Revenue by vertical:

	Three Months Ended December 31,		Change
	2019	2018	%
	(in thousands)
Automotive	$60,192	$33,853	77.8%
Other	13,607	5,926	129.6%

Total Revenue	$73,799	$39,779	85.5%

	Year Ended December 31,		Change
	2019	2018	%
	(in thousands)
Automotive	$212,300	$141,187	50.4%
Other	36,511	22,162	64.7%

Total Revenue	$248,811	$163,349	52.3%

Other financial and non-financial metrics:

	Three Months Ended December 31,		Change
	2019	2018	%
	(in thousands)
Loss from operations	$(1,155)	$(7,114)	-83.8%
Net loss	$(934)	$(6,925)	-86.5%
Quote requests	5,863	3,284	78.5%
Variable Marketing Margin(1)	$21,836	$10,240	113.2%
Adjusted EBITDA(2)	$4,217	$(3,482)	-221.1%

	Year Ended December 31,		Change
	2019	2018	%
	(in thousands)
Loss from operations	$(8,049)	$(13,912)	-42.1%
Net loss	$(7,117)	$(13,791)	-48.4%
Quote requests	20,011	12,803	56.3%
Variable Marketing Margin(1)	$73,316	$46,075	59.1%
Adjusted EBITDA(2)	$8,348	$(5,450)	-253.2%

(1)

Beginning in the first quarter of 2019, we revised our definition of variable marketing margin, or VMM, as revenue, as reported in our statements of operations and comprehensive income (loss), less advertising costs (a component of sales and marketing expense, as reported in our statements of operations and comprehensive income (loss)). We use VMM to measure the efficiency of individual advertising and consumer acquisition sources and to make trade-off decisions to manage our return on advertising. Under our previous definition of VMM, our VMM for the year ended December 31, 2018 was $48.0 million, as advertising costs used in our previously defined VMM calculation excluded advertising costs related to our EverDrive app and advertising costs not related to obtaining quote requests.

(2)	Adjusted EBITDA is a non-GAAP measure. Please see “EverQuote, Inc. Reconciliation of Non-GAAP Measures to GAAP” below for more information.

EVERQUOTE, INC.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s financial statements presented in accordance with GAAP and to provide investors with additional information regarding EverQuote’s financial results, the Company has presented adjusted EBITDA as a non-GAAP financial measure. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.

The Company defines adjusted EBITDA as net income (loss), excluding the impact of stock-based compensation expense; depreciation and amortization expense; legal settlement; interest income and interest expense; and the provision for (benefit from) income taxes. The most directly comparable GAAP measure is net income (loss). The Company monitors and presents adjusted EBITDA because it is a key measure used by management and the board of directors to understand and evaluate operating performance, to establish budgets and to develop operational goals for managing EverQuote’s business. In particular, the Company believes that excluding the impact of these items in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of EverQuote’s core operating performance.

The Company uses adjusted EBITDA to evaluate EverQuote’s operating performance and trends and make planning decisions. The Company believes that this non-GAAP financial measure helps identify underlying trends in EverQuote’s business that could otherwise be masked by the effect of the items that the Company excludes in the calculations of adjusted EBITDA. Accordingly, the Company believes that this financial measure provides useful information to investors and others in understanding and evaluating EverQuote’s operating results, enhancing the overall understanding of the Company’s past performance and future prospects.

The Company’s non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of adjusted EBITDA rather than net income (loss), which is the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, other companies may use other measures to evaluate their performance, which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison.

The following table reconciles adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

EVERQUOTE, INC.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands)
Net loss	$(934)	$(6,925)	$(7,117)	$(13,791)
Stock-based compensation	3,464	3,245	12,721	7,121
Depreciation and amortization	593	387	2,186	1,341
Legal settlement	1,227	—	1,227	—
Interest (income) expense, net	(133)	(189)	(669)	(121)

Adjusted EBITDA	$4,217	$(3,482)	$8,348	$(5,450)

Investor Relations Contact:

Brinlea Johnson

The Blueshirt Group

212-331-8424

Brinlea@blueshirtgroup.com

Or

Allise Furlani

The Blueshirt Group

212-331-8433

allise@blueshirtgroup.com

SOURCE: EverQuote, Inc.